Exhibit 99.1

For further information, contact:
Bert W. Hogue, Chief Financial Officer	Jonathan Fassberg /Brian Korb (Investor Relations)
Epoch Biosciences, Inc.	The Trout Group
(425) 482-5555	(212) 477-9007

Epoch Biosciences Announces Second Quarter Financial Results

     BOTHELL, WA, August 3, 2004 — Epoch Biosciences, Inc. (Nasdaq: EBIO), a provider of proprietary products that accelerate genomic analysis, today reported that revenues for the second quarter were $1.9 million and that net loss for the quarter was $570,000 or $0.02 per share. Second quarter 2004 results include other income related to changes in the fair value of common stock warrants of $178,000, or $0.01 per share. Excluding that amount, net loss was $748,000, or $0.03 per share, in the second quarter, compared with a net loss of $3.1 million, or $0.12 per share, in the second quarter of 2003. The prior year’s results included a loss on the sale of San Diego operations and related net operating losses totaling $3.1 million, or $0.12 per share.

William G. Gerber, M.D., chief executive officer, said, “We continue to implement our decision to transition to a product company selling directly to the research and diagnostic markets. In our research business, we added sales personnel in key regions, made significant gains in lead generation, engaged in tradeshow and co-promotion activities, increased the number of companies actively evaluating our products and expanded our business with existing accounts.”

“Our diagnostics business reached a milestone during the quarter with the launch of our MGB Eclipse™ Detection Reagents for the clinical laboratory market. We staged our entry by offering 21 products for infectious disease, inherited disease and cancer,” Gerber said. “The early feedback from the market has been very positive, with target customers responding particularly well to our products’ high performance and quality. Our value proposition in the analyte-specific reagent (ASR) market is the broadest line of easy-to-use, high performance, cost effective reagents in one catalog. We believe our solution will have appeal to customers of all sizes.”

“Our financial performance this quarter and in the first half continues to reflect our strategic focus on our MGB Eclipse probe products, our transition out of divested operations, and the investment in the marketing and sales infrastructure to drive our research and diagnostic product businesses,” Gerber said.

Excluding revenues from our San Diego operations that were sold in May 2003, total revenues decreased 15% to $1.9 million in the second quarter of 2004 due to lower contract research revenues. Product sales decreased 3% from the second quarter of 2003 when excluding San Diego, with a 23% increase in MGB Eclipse product sales nearly offsetting decreased chemical intermediate sales to collaborative partners. License fees and royalties increased to $1.45 million from $1.37 million a year ago due to payment of higher royalties from Applied Biosystems and

Third Wave Technologies, offset by reduced license fees from Amersham Biosciences. Contract research revenues in the second quarter of 2004 decreased to zero from $392,000 last year due to termination of research programs and Federal grants in place a year ago.

Total operating expenses for the second quarter of 2004 were $2.7 million compared to $2.3 million in the second quarter of 2003 when San Diego expenses are excluded. Cost of product sales decreased to $347,000 from $643,000 in the second quarter of 2003 due primarily to the absence of the San Diego operations. Research and development expenses decreased to $1 million from $1.1 million in the comparable quarter of 2003 due primarily to a lower level of personnel being involved in research and development vs. manufacturing activities. Selling, general, and administrative expenses increased from $982,000 in last year’s second quarter to $1.4 million in the current quarter due to higher sales and marketing costs and professional fees and the absence of proceeds from an arbitration settlement in 2003, offset by the absence of costs from the San Diego operations.

In February 2004, the Company closed a $6.2 million private equity placement of its common stock and warrants to expand Epoch’s sales and marketing infrastructure. The warrants issued in the private equity placement provide for cash redemption by the warrant holders upon the occurrence of a change in control that may be outside of the Company’s control, subject to certain exceptions. As a result, the fair value of the warrants, measured using the Black-Scholes valuation method, is recorded as a current liability on the Company’s balance sheet in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock”. Changes in the market price of the Company’s common stock and other Black-Scholes valuation assumptions during the current quarter resulted in a decrease in the value of the warrants and the $178,000 warrant valuation adjustment reported in the Company’s statements of operations for the period ending June 30, 2004. The recognition of this valuation adjustment had no impact on the Company’s operations, working capital or liquidity.

In May 2003, Epoch sold the assets and customer base of its non-proprietary oligonucleotide business in San Diego, California to Eurogentec S.A. of Liege, Belgium, in order to focus on its proprietary products. Under the agreement, Epoch transferred to Eurogentec the customer base, manufacturing equipment and inventory related to its non-proprietary specialty oligonucleotide business in return for $1.4 million in cash.

For the six months ended June 30, 2004, Epoch reported revenues of $3.9 million compared to $4.4 million in the first two quarters of 2003 when excluding revenues from the divested San Diego operations from the prior year. Excluding the net costs of the San Diego operations from 2003 and the warrant valuation adjustments from 2004, the proforma net loss for the first six months of 2004 was $1.3 million, or $0.05 per share, compared to $431,000, or $0.02 per share, for the same period in 2003.

At June 30, 2004, the Company had unrestricted cash and cash equivalents of $9.2 million.

Second Quarter Operating Highlights

•	Entered the molecular diagnostics market by launching a robust initial portfolio of twenty-one MGB Eclipse™ Detection Reagents, analyte-specific reagents (ASRs) for the clinical laboratory business. MGB Eclipse Detection Reagents are the next generation in DNA probe and primer technology for real-time PCR, bringing to clinical laboratories the array of Epoch genetic analysis technologies widely available in the research community. Developed for use by qualified reference laboratories for providing medically significant information to hospitals and physicians, the first battery of proprietary Epoch reagents included assays to detect thirteen infectious diseases, five inherited diseases and three cancer-related targets. The Company intends to expand the portfolio to at least thirty reagents by year-end. The advantages of MGB Eclipse Detection Reagents to customers include a broad menu, high performance, internal controls, a common operating protocol and compatibility with the labs’ installed instrument systems.

•	Entered into a collaborative agreement with ARUP Laboratories, a Salt Lake City-based national clinical reference laboratory, for the development and supply of MGB Eclipse Detection Reagents. Under the agreement, ARUP and Epoch are collaborating on the development and validation of infectious disease assays. Initial targets for the collaboration are viruses that include Herpes Simplex Viruses I and II, Cytomegalovirus, Human Herpes Virus 6 and Enterovirus.

•	Expanded its license agreement with Celera Diagnostics four months after entering into an initial worldwide non-exclusive license with the diagnostics company, a joint venture between the Celera Genomics Group and Applied Biosystems Group of Applera Corporation. The licenses cover incorporation of Epoch’s MGB™ and Eclipse® Dark Quencher technologies into TaqMan® probes for selected infectious diseases. The license allows Celera Diagnostics to manufacture, sell and distribute diagnostic assays that utilize Epoch’s minor groove binder and quencher in selected products. Epoch receives license fees and royalties on sales of such licensed products to end-users.

•	Expanded its patent portfolio through the issuance of U.S. patent number 6,727,356, entitled, “Fluorescent Quenching Detection Reagents and Methods.” The patent covers use of MGB and Eclipse Dark Quencher technologies in designing probes that work in the narrow temperature range used in genetic analysis, including detection of single chain polymorphisms (SNPs) on today’s sophisticated high throughput platforms, and allows the generation of highly quantitative gene expression systems.

•	Added key personnel in support of its product focus and related sales and marketing strategies, including product managers for its diagnostic and research products, field sales personnel, and a Director of Manufacturing to oversee manufacturing of MGB Eclipse products and chemical intermediates for the research and diagnostic markets. As Director of Manufacturing, Paul W. Hulker brings Epoch over 25 years of manufacturing and general management experience specifically in the diagnostics business. He was most recently General Manager of Alidex, Inc., a supplier of diagnostic products and subsidiary of Polymedco, Inc. Previously, he was Vice President, Operations for the Diagnostic Sciences Division of C.R. Bard, Inc. Prior to that he was Director of Operations for Murex Corporation and held manufacturing management positions with Baxter Healthcare.

Conference Call Information

Epoch management will hold a conference call at 11:00 a.m. EDT (8:00 a.m. PDT) today, Tuesday, August 3, 2004, to discuss first quarter financial results. To access the call, dial 800-922-0755 for domestic or 973-409-9259 for international. An audio replay will be available for seven days; domestic callers dial 877-519-4471 and international callers dial 973-341-3080 (Passcode #5001143).

A live webcast of the call may be accessed through the Investor Relations section of the Company’s website at www.epochbio.com/company/IR_Audio%20Presentations.htm or directly at www.viavid.net/detailpage.aspx?sid=00001D64. A replay will be available for 45 days.

About Epoch Biosciences

Epoch Biosciences, Inc. develops and sells proprietary products with commercial applications in the genomics and molecular diagnostics fields. Epoch’s technology has numerous applications including the detection of inherited diseases, single nucleotide polymorphisms (SNPs) to identify individuals at risk for disease or adverse drug reactions, and gene expression measurement. The Company’s chemical reagents enhance the performance of genetic analysis procedures, and are compatible with the majority of DNA analysis systems currently employed or under development for research and diagnostic use. The Company has an established presence in the research market through licenses to leading genomics companies, global distribution agreements and direct sales to end-users. Epoch also participates in the industrial/bioterrorism sectors and is currently entering the diagnostics market. Information about Epoch is available at www.epochbio.com.

Epoch Biosciences Cautionary Statement

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including but not limited to the possibility that the products utilizing Epoch Biosciences’ technologies may not be commercially successful or that third parties assert proprietary rights that preclude Epoch or its distributors from marketing Epoch’s products and technologies. These factors and others may cause actual results to differ materially from the anticipated results. Additional information about potential risk factors that could affect Epoch’s business and financial results is included in Epoch’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other reports filed from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as to the date of this release and Epoch undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

MGB and Eclipse are trademarks of Epoch Biosciences, Inc. TaqMan is a registered trademark of Roche Molecular Systems, Inc., licensed to Applera Corporation.

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Epoch Biosciences, Inc.
Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Product sales	$489	$688	$1,055	$1,437
License fees and royalties	1,448	1,372	2,815	2,690
Contract research	—	392	—	741

Total revenues	1,937	2,452	3,870	4,868
Operating expenses:
Cost of product sales	347	643	739	1,383
Research and development	982	1,086	1,910	2,343
Selling, general and administrative	1,379	982	2,590	2,282
Loss on sale of San Diego operations	—	2,805	—	2,805

Total operating expenses	2,708	5,516	5,239	8,813

Operating loss	(771)	(3,064)	(1,369)	(3,945)
Other income:
Interest income, net	23	4	34	11
Warrant valuation adjustment	178	—	940	—

Net loss	$(570)	$(3,060)	$(395)	$(3,934)

Net loss per share — basic and diluted	$(0.02)	$(0.12)	$(0.01)	$(0.15)

Weighted average number of common shares outstanding — basic and diluted	28,636	25,950	27,888	25,840

Epoch Biosciences, Inc.
Balance Sheet Highlights
(in thousands)
(unaudited)

	June 30,	December 31,
	2004	2003
Cash and cash equivalents	$9,159	$4,415
Restricted cash	92	—
Accounts receivable	1,409	1,342
Inventory	92	98
Other current assets	206	217

Total current assets.	10,958	6,072
Property and equipment, net	2,510	2,569
Intangible assets, net	838	868
Other non-current assets	587	664

Total assets	$14,893	$10,173

Accounts payable and accrued liabilities	$1,720	$1,453
Deferred revenue – current portion	371	451
Long-term obligations – current portion	480	525
Common stock warrants	914	—

Total current liabilities	3,485	2,429
Deferred revenue	2,616	2,510
Long-term obligations	738	692
Stockholders’ equity	8,054	4,542

Total liabilities and stockholders’ equity	$14,893	$10,173

Epoch Biosciences, Inc.
Reconciliations of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Certain information provided in this press release with respect to Total Revenues, Operating Expenses, Net Income (Loss), and Net Income (Loss) Per Share excludes the operating results of the Company’s San Diego operations that were sold in May 2003, with respect to Operating Expenses, Net Income (Loss), and Net Income (Loss) Per Share excludes the net loss on sale of San Diego operations of $2.8 million, and with respect to Net Income (Loss) and Net Income (Loss) Per Share excludes non-cash amounts related to warrant valuation adjustments. Reconciliations of amounts reported in accordance with generally accepted accounting principles (GAAP) in the United States to these non-GAAP measures follow. The Company’s management believes this information provides a meaningful comparison of revenues, expenses, and operating results.

		Three Months Ended June 30,		Six Months Ended June 30,
		2004	2003	2004	2003
1.	Total Revenues
	Total Revenues as reported– GAAP	$1,937	$2,452	$3,870	$4,868
	Exclude revenues from San Diego operations	—	(184)	—	(451)

	Total Revenues – non-GAAP	$1,937	$2,268	$3,870	$4,417

2.	Operating Expenses
	Operating expenses as reported– GAAP	$2,708	$5,516	$5,239	$8,813
	Exclude San Diego operating expenses	—	(461)	—	(1,149)
	Exclude loss on sale of San Diego operations	—	(2,805)	—	(2,805)

	Operating expenses – non-GAAP	$2,708	$2,250	$5,239	$4,859

3.	Net Income (Loss)
	Net income (loss) as reported– GAAP	$(570)	$(3,060)	$(395)	$(3,934)
	Exclude San Diego operations	—	277	—	698
	Exclude loss on sale of San Diego operations	—	2,805	—	2,805
	Exclude warrant valuation adjustment	(178)	—	(940)	—

	Net income (loss) – non-GAAP	$(748)	$22	$(1,335)	$(431)

4.	Net Income (Loss) per Share
	Net income (loss) per share as reported – GAAP	$(0.02)	$(0.12)	$(0.01)	$(0.15)
	Exclude San Diego operations	—	0.01	—	0.02
	Exclude loss on sale of San Diego operations	—	0.11	—	0.11
	Exclude warrant valuation adjustment	(0.01)	—	(0.04)	—

	Net income (loss) per share – non-GAAP	$(0.03)	$0.00	$(0.05)	$(0.02)

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